UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 29, 2007
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13252	94-3207296

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, California	94104

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 415-983-8300
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 29, 2007, Robert M. Matschullat informed McKesson Corporation (the “Company”) that he would not stand for reelection to the Company’s Board of Directors, and his term will expire at the upcoming Annual Meeting of Stockholders to be held on July 25, 2007. Mr. Matschullat indicated that his decision to resign was not the result of any disagreement with the Company. Mr. Matschullat has been a director of the Company since 2002.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation
May 30, 2007	By:	/s/ Laureen E. Seeger
	Name:	Laureen E. Seeger
	Title:	Executive Vice President, General Counsel & Secretary